Exhibit 10.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have read the 8K of US Highland, Inc., (Commission File Number 000-54624) dated September 9, 2013 concerning the restatement of the audited financial statements for the year ended December 31, 2010 and are in agreement with Management’s assessment of the need to restate the above mentioned financial statements.

Hood & Associates CPAs, P.C.

Certified Public Accountants

September 9, 2013